UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2024

Cars.com Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37869	81-3693660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Riverside Plaza
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 601-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2024, Cars.com Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters submitted to the Company’s stockholders at the Annual Meeting and the voting results are as follows:

Proposal 1 Election of Directors

The Company’s stockholders elected the following nominees as directors of the Company, each to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Withheld	Broker Non-Votes
Jerri DeVard	53,067,953	1,724,757	8,203,772
Scott Forbes	52,825,250	1,967,460	8,203,772
Jill Greenthal	49,948,623	4,844,087	8,203,772
Thomas Hale	54,000,122	792,588	8,203,772
Michael Kelly	54,625,724	166,986	8,203,772
Donald A. McGovern, Jr.	54,625,855	166,855	8,203,772
Greg Revelle	53,997,668	795,042	8,203,772
Jenell R. Ross	54,062,044	730,666	8,203,772
Bala Subramanian	54,626,099	166,611	8,203,772
T. Alex Vetter	54,628,603	164,107	8,203,772
Bryan Wiener	54,046,520	746,190	8,203,772

Proposal 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year. The results of the vote are set forth below:

For	Against	Abstain
62,766,557	211,027	18,898

Proposal 3 Advisory Votes on Executive Officer Compensation

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement. The results of the vote are set forth below:

For	Against	Abstain	Broker Non-Votes
53,944,963	798,787	48,960	8,203,772

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cars.com Inc.

Date:	June 10, 2024	By:	/s/ Angelique Strong Marks
Angelique Strong Marks Chief Legal Officer